UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 3, 2007
Date of Earliest Event Reported: September 28, 2007

SORL Auto Parts, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-11991	30-0091294
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

No. 1169 Yumeng Road Ruian Economic Development District Ruian City, Zhejiang Province People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code:	86-577-6581-7720

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets

On September 28, 2007, Ruili Group Ruian Auto Parts Co. Ltd. (the “Subsidiary”), a subsidiary of SORL Auto Parts, Inc., a Delaware corporation (the “Company”), purchased land rights, a manufacturing plant, and an office building from Ruili Group Co. Ltd. (“Ruili Group”) for an aggregate purchase price of approximately US$20 million. DTZ Debenham Tie Leung Ltd., an internationally recognized appraiser, appraised the total asset value at US$20.3 million. The purchase price will be paid by the Company by transferring to Ruili Group the Company’s $9 million investment in an existing project that includes a new-facility-in-progress and prepayment of land use rights, with the balance of $11 million to be paid by the end of October 2007 from the Company's existing bank credit line. Ruili Group owns 10% of the Subsidiary, and was founded by Messrs. Xiao Ping Zhang and Xiao Feng Zhang, who currently serve as senior executives and members of the Board of Directors of the Company, and who continue to be principal stockholders and employees of Ruili Group. The Ruili Group also provides certain services to the Company in the form of bank guaranties, licensing of certain technology.

Item 7.01 Regulation FD Disclosure

The aforementioned aquisition was publicly announced by a press release issued on October 1, 2007, a copy of which is attached hereto as Exhibit 99.1. The information in this Item 7.01 and Exhibits 99.1 shall not be deemed “filed ” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall they be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

ITEM 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

Any Financial Statements or Financial Information required pursuant to this Item will be filed by amendment.

(c)	Shell Company Transactions

None.

(d)	Exhibits.

There are filed as part of this report the exhibits listed on the accompanying Index to Exhibits, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SORL Auto Parts, Inc.
Date: October 3, 2007	By:	/s/ Xiao Ping Zhang
Xiao Ping Zhang, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued on October 1, 2007